As filed with the Securities and Exchange Commission on October 1, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3049219
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3260 Blume Drive, Suite 500, Richmond, California 94806

(Address of Principal Executive Offices)

2003 EQUITY INCENTIVE PLAN

2003 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Paul E. Freiman

Chief Executive Officer

3260 Blume Drive, Suite 500

Richmond, California 94806

(Name and Address of Agent For Service)

Copy to:

Stephen C. Ferruolo, Esq.

Heller Ehrman White & McAuliffe LLP

4350 La Jolla Village Drive, 7th Floor

San Diego, California 92122-1246

Telephone: (858) 450-8400

Facsimile: (858) 450-8499

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	1,500,000(3)	$3.56	$5,340,000	$677

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction under the anti-dilution provisions of the registrant’s 2003 Equity Incentive Plan or 2003 Employee Stock Purchase Plan or the forms of awards granted thereunder.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, and based on the average of the high and low sale prices of the Registrant’s Common Stock, as quoted on the Nasdaq SmallCap Market, on September 28, 2004.
(3)	Consists of 1,000,000 shares of Common Stock issuable under the 2003 Equity Incentive Plan and 500,000 shares of Common Stock issuable under the 2003 Employee Stock Purchase Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by us with the Securities and Exchange Commission pursuant to the 1934 Act are hereby incorporated by reference in this prospectus and made a part hereof:

1.	Our Annual Report on Form 10-K for the year ended June 30, 2004; and

2.	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 14, 1994, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the issuance of the common stock being offered hereby is being passed upon by Heller Ehrman White & McAuliffe LLP, San Diego, California. Stephen C. Ferruolo, a shareholder in a corporation that is a partner of Heller Ehrman White & McAuliffe LLP, currently serves as our corporate secretary.

Item 6. Indemnification of Directors and Officers.

The registrant’s Certificate of Incorporation, as amended, limits the liability of its directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the General Corporation Law of the State of Delaware. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the Delaware law, or (iv) for any transaction for which the director derived an improper personal benefit.

The registrant’s Certificate also provides that the registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law and, together with the registrant’s Bylaws, provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The Certificate also empowers the Board of Directors to provide, at its option, similar indemnification to employees or agents of the registrant. The registrant has entered into separate indemnification agreements with its directors and officers that could require the registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

2

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1(1)	Form of Common Stock Certificate

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Heller Ehrman White & McAuliffe LLP (filed as a part of Exhibit 5.1)

24.1	Power of attorney (set forth on signature page)

99.1(2)	Neurobiological Technologies, Inc. 2003 Equity Incentive Plan

99.2(2)	Neurobiological Technologies, Inc. 2003 Employee Stock Purchase Plan

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form SB-2 (Registration No. 33-74118-LA), and incorporated herein by reference.
(2)	Filed as an appendix to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 9, 2003, and incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richmond, State of California, on October 1, 2004.

Neurobiological Technologies, Inc.

By:	/s/ Paul E. Freiman
Paul E. Freiman
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Paul E. Freiman as his attorney-in-fact, with power of substitution, in his name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Paul E. Freiman Paul E. Freiman	Director, President and Chief Executive Officer (Principal Executive, Accounting and Financial Officer)	October 1, 2004

/s/ Enoch Callaway, M.D. Enoch Callaway, M.D.	Director	October 1, 2004

/s/ Abraham E. Cohen Abraham E. Cohen	Director	October 1, 2004

/s/ Theodore L. Eliot, Jr. Theodore L. Eliot, Jr.	Director	October 1, 2004

/s/ F. Van Kasper F. Van Kasper	Director	October 1, 2004

/s/ Abraham D. Sofaer Abraham D. Sofaer	Director	October 1, 2004

/s/ John B. Stuppin John B. Stuppin	Director	October 1, 2004

4

EXHIBIT INDEX

Exhibit No.	Description
4.1(1)	Form of Common Stock Certificate
5.1	Opinion of Heller Ehrman White & McAuliffe LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Heller Ehrman White & McAuliffe LLP (filed as a part of Exhibit 5.1)
24.1	Power of attorney (set forth on signature page)
99.1(2)	Neurobiological Technologies, Inc. 2003 Equity Incentive Plan
99.2(2)	Neurobiological Technologies, Inc. 2003 Employee Stock Purchase Plan

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form SB-2 (Registration No. 33-74118-LA), and incorporated herein by reference.
(2)	Filed as an appendix to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 9, 2003, and incorporated herein by reference.

5